WHY USA
                             NORTH AMERICA, INC.

                       REAL ESTATE FRANCHISE AGREEMENT
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                              Table of Contents


Section                                                                  Page

RECITALS:..................................................................1

A.    THE WHY USA SYSTEM ..................................................1

B.    THE TRADEMARKS.......................................................1

AGREEMENTS:................................................................1

1.    GRANT OF A FRANCHISE.................................................1

2.    TERM OF FRANCHISE; RENEWAL OPTIONS...................................2

3.    FRANCHISEE'S TRADE NAME..............................................2

4.    LOCATION AND OPENING.................................................2

5.    OBLIGATIONS OF WHY USA...............................................3

6.    FEES PAID BY FRANCHISEE..............................................4

7.    OTHER OBLIGATIONS OF FRANCHISEE......................................5

8.    TRADE SECRETS AND CONFIDENTIALITY....................................6

9.    REPRESENTATIONS BY FRANCHISEE........................................7

10.   TERMINATION OF AGREEMENT.............................................7

11.   COVENANT NOT TO COMPETE..............................................9

12.   SALE, ASSIGNMENT, TRANSFER OR OTHER   DISPOSITION OF FRANCHISE.........9

13.   SALE, ASSIGNMENT OR TRANSFER OF THIS AGREEMENT BY WHY USA............9

14.   COVENANTS FROM INDIVIDUALS...........................................10


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15.   INTEGRATION/MODIFICATION.............................................10

16.   WAIVER...............................................................10

17.   DISPUTE RESOLUTION...................................................10

18.   SEVERABILITY.........................................................11

19.   NOTICES..............................................................11

20.   BINDING ON SUCCESSORS................................................12

21.   INFORMATION..........................................................12

22.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION...........................12

23.   ELECTIVE PROVISIONS..................................................12

24.   APPROVAL AND GUARANTEE OF SHAREHOLDERS OR PARTNERS...................14

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                       REAL ESTATE FRANCHISE AGREEMENT

THIS REAL ESTATE FRANCHISE AGREEMENT ("Franchise Agreement" or "Agreement") is made and entered into by and between WHY USA NORTH AMERICA, INC., a Wisconsin corporation (WHY USA), having its principal offices at 2110 US Highway 12, Menomonie, Wisconsin 54751, and that party designated as "Franchisee" in
Section 23.1 herein. WHY USA and Franchisee are collectively referred to as the "Parties."

                                  RECITALS:

A.  THE WHY USA SYSTEM

WHY USA has developed a unique and proprietary plan of operation to assist independent real estate brokers and sales agents (the "System"). The System consists of listing, selling, marketing and management techniques developed by WHY USA supported by assistance that includes an ongoing sequence of training programs and a variety of copyrighted marketing and educational materials. These techniques are frequently supplemented with new techniques or refinements which then become part of the System.

The System involves use of the "WHY USA" name and service marks. Franchisees may also participate in joint marketing and educational programs and receive access to newly developed WHY USA promotional and training materials. References to "Franchisee" hereinafter will be deemed to include the Franchisee and its franchised business operation.

WHY USA does not set or dictate fees or commissions charged by Franchisee. Such fees are set by each Franchisee individually.

B.  THE TRADEMARKS

WHY USA has the right to license use of the trade name and service mark "WHY USA." The mark was registered by the U.S. Patent and Trademark Office on February 14, 1989, registration number 1,524,821. WHY USA owns rights to other marks, names and logos which are or may be used in the operation of the System. These marks, names and logos may be added to, discontinued or changed from time to time by WHY USA. All such marks names and logos will hereafter be referred to as the "Trademarks."

                                 AGREEMENTS:

1.  GRANT OF A FRANCHISE

In consideration of Franchisee's payment of the Initial Franchise Fee and the promises contained in this Agreement, WHY USA hereby grants to Franchisee and Franchisee accepts, a nonexclusive license to use the WHY USA System, Trademarks and copyrighted materials pursuant to the terms of this Franchise Agreement.

2.  TERM OF FRANCHISE; RENEWAL OPTIONS

2.1 Initial Term. The initial term of this Franchise Agreement will commence on the date it is executed by WHY USA and expire three years thereafter, unless terminated earlier as provided herein.

2.2 Renewal Option and Manner of Exercise. Franchisee may renew this Agreement, with no additional Franchise or Renewal Fee, for three (3) additional consecutive three year terms, provided that prior to the commencement of any renewal term, Franchisee has fulfilled the following preconditions: (i) Franchisee has fully complied with its obligations under this Agreement throughout the then-current term; and (ii) Franchisee gives WHY USA written notice of its decision to renew no earlier than six (6) months and no later than thirty (30) days prior to expiration. Upon renewal, Franchisee agrees, at WHY USA=s request, to execute a Real Estate Franchise Agreement in the same form as WHY USA is, at the time of such renewal, offering to new Franchisees or Franchisees who are likewise renewing their Franchise except that the number of renewal terms remaining shall be reduced by one at each renewal, so that, in the aggregate, the maximum length of any franchise relationship shall be 12 years (one initial and three renewal terms). The revised Real Estate Agreement may contain terms different from those contained in this Franchise Agreement, except that no additional initial Franchise Fee will be payable. WHY USA, may at its option, require Franchisee to execute a Renewal Agreement instead of a new Franchise Agreement.

3.  FRANCHISEE'S TRADE NAME

Franchisee will operate the Real Estate Franchise only under a trade name approved in writing by WHY USA. Franchisee agrees that during and after the term of this Agreement, it will not use the words "WHY" or "USA" in the corporate or "real" business name of any real estate entity in which Franchisee is involved.

4.  LOCATION AND OPENING

4.1 Office Location. Franchisee is entitled to operate one WHY USA Office within Franchisee's Protected Area at a location approved by WHY USA. WHY USA has the right to disapprove an office location if, in WHY USA's reasonable judgment, the location is not suitable for a WHY USA real estate office.

4.2  Protected Area.  Franchisee receives a protected area as specified in
Section 21.4 of this Agreement. The grant of a Protected Area only prohibits WHY USA from granting any other Franchisee an office location within that Protected Area. All WHY USA Franchisees may engage in the listing, marketing, advertising, sale, leasing or exchange of real property anywhere permitted by law, including the Protected Area, and WHY USA may engage in any other activities itself or through others within and outside of the Protected Area, other than the conduct of the business contemplated by the Franchise Agreement.

4.3 Opening. Franchisee agrees to open its WHY USA Office within one hundred twenty days (120) from the date of this Agreement.

5.  OBLIGATIONS OF WHY USA

In addition to its other obligations set forth in this agreement, WHY USA agrees as follows:

5.1 Manual. WHY USA will provide Franchisee with the use of a confidential operations/procedures manual ("Manual"), agent training video/audio tapes and sample marketing materials.

5.1.1. WHY USA reserves the right to modify the quantity and content of the Manual and other training materials and tapes from time to time. All training manuals, tapes and related materials shall remain the property of WHY USA and shall be promptly returned to WHY USA upon termination of this Agreement.

5.2 Franchise System Training. WHY USA will provide Franchisee with an Initial Training Library of videotapes or audio tapes and manuals and supervise Franchisee's progress with respect to the comprehension and application of the material presented therein. WHY USA also shall provide an Initial Franchise Training Seminar of 1-2 days at a location selected by WHY USA. WHY USA does not charge for providing training but Franchisee pays travel, lodging and incidental expenses to attend. Training includes detailed instruction on the operation of a WHY USA Franchise.

5.3 Other Materials. WHY USA may, but is not required, to provide new and/or supplemental marketing, educational and advertising materials to Franchisee from time to time during the term of this Agreement.

5.4 Other Assistance. WHY USA shall provide such initial and continuing advisory assistance to Franchisee as WHY USA, in its sole and absolute discretion, shall deem advisable.

5.5 Advertising Funds. WHY USA shall have the right to establish and operate a national and/or one or more regional advertising funds and to require Franchisee to contribute to such funds. The purpose of any national and/or regional fund shall be to promote the System and the WHY USA offices. Any such fund(s) shall operate in accordance with rules and procedures specified by WHY USA in its Manual or otherwise in writing, provided, however, that (i) aggregate monthly contributions shall not be less than $50 or more than 10% of Franchisee's transaction fees for the month; and (ii) any WHY USA office owned or operated by WHY USA shall contribute to the fund(s) on the same basis as franchisees.

5.6 Delegation of Obligations. Franchisee acknowledges and agrees that any duty or obligation imposed on WHY USA may be performed by any designee of WHY USA, as WHY USA may direct.

6.  FEES PAID BY FRANCHISEE

6.1 Initial Franchise Fee. Franchisee agrees to pay a nonrefundable Initial Franchise Fee as indicated in Section 23.2.

6.2 Transaction Fees. Franchisee agrees to submit reporting forms and pay non-refundable monthly transaction fees to WHY USA in an amount equal to $95 per transaction or six percent of the revenue received from each transaction, whichever is less. All payments required by this Section 6 shall be paid by the tenth day of each month, calculated on revenues received from transactions in the preceding month, and shall be submitted to WHY USA, together with any reports or statements required under this Agreement. Any payment or report not actually received by WHY USA on or before such date shall be deemed overdue. WHY USA shall have the right to require that payments be made by means of electronic fund transfer, pre-authorized auto-draft, or such other means as WHY USA may specify. If any payment under this Agreement is overdue, Franchisee shall pay to WHY USA, immediately upon demand, in addition to the overdue amount, interest on such amount from the date it was due until paid, at the rate of 18% per annum, calculated monthly, or the maximum rate permitted by law, whichever is greater, plus a one-time late charge of $50.00. Entitlement to such interest shall be in addition to any other remedies WHY USA may have. Franchisee shall not be entitled to setoff any payments required to be made under this Section 6 against any monetary claim it may have against WHY USA. Where Franchisee allows its account with WHY USA to fall in arrears in excess of 60 days they will remit the required transaction fees and reporting forms on a weekly basis until such time as WHY USA provides written approval to return to the monthly transaction fees schedules. A transaction is defined as including any of the following:

       (i). a commission received upon any closing as listing agency;

      (ii). a commission received upon any closing as selling agency;

     (iii). a referral fee received;

      (iv). a retainer or advance fee received from a prospective seller or buyer of real estate. If franchisee pays a transaction fee upon receipt of an advance fee, said amount may be deducted from the 'final' transaction fee paid upon the closing of the related transaction;

   (v). Franchisee shall pay a 1 1/2 % transaction fee on commission received on the sale of all non-residential property.

Franchisee agrees to pay a minimum of $325 in fees each month. Said monthly minimum shall commence at the beginning of the fourth (4th) full month of operation following the date of this Franchise Agreement.

6.3 Transfer Fee. Upon the approved transfer of the Real Estate Franchise, Franchisee agrees to pay WHY USA a nonrefundable Transfer Fee of $2,500.

7.  OTHER OBLIGATIONS OF FRANCHISEE

7.1 Startup Obligations. Prior to commencing business and utilizing the WHY USA Trademarks or the System, Franchisee must complete the Initial Franchise Training Seminar and thoroughly study the manuals and video training tapes to the reasonable satisfaction of WHY USA.

7.2  Continuing Obligations.  Franchisee, at its expense, agrees to:

7.2.1 Operate the Franchise continuously in accordance with reasonable standards of WHY USA as may be modified from time to time and in accordance with all applicable laws;

7.2.2 Assist WHY USA in the protection of its Trademarks and implement substitute marks or changes to the marks at Franchisee's expense within a reasonable period (not to exceed one year);

7.2.3 Include the WHY USA logo, 990 Sells Homes logo and the slogan "INDEPENDENTLY OWNED AND OPERATED" on promotional materials, including signs, billboards, Internet sites, and other materials used to promote the franchisee;

7.2.4 At its expense, Franchisee must purchase or lease, and thereafter maintain, computer hardware, software and firmware, dedicated telephone and power lines, modem(s), printer(s), and other computer-related accessories or peripheral equipment specified by WHY USA. Franchisee's computer system must have Internet access capability. WHY USA will have the unlimited right to access, retrieve, and use all data and information from Franchisee's computer system relating to the parties' rights and obligations under this Agreement. Franchisee must keep its computer system in good repair, and at its expense, must promptly install additions, changes, modifications, substitutions, and/or replacements to the computer hardware, software, firmware, telephone and power lines, and other computer-related facilities, as requested by WHY USA; provided, however, that Franchisee shall not be required to spend more than $2,500 on hardware and software modifications. Franchisee shall not create or maintain any "Web page" or other similar Internet presence in connection with the WHY USA business contemplated herein without WHY USA's prior written consent as to use and content.

7.2.5 Act as or designate and maintain a licensed real estate broker for the Franchise Office;

7.2.6 Make an independent determination that any marketing, advertising or other materials provided by WHY USA to Franchisee comply with applicable laws, rules and regulations before utilizing same;

7.2.7 Maintain and report listings sold, sales and financial information as reasonably prescribed by WHY USA;

7.2.8 Permit WHY USA to inspect Franchisee's business premises and business records upon reasonable notice. WHY USA shall also have the right to audit Franchisees books and records for the purpose of determining amounts due WHY USA under this Agreement. Franchisee shall pay costs of the audit if the audit establishes a 10% or more underpayment of fees due; however, the cost of the audit shall not exceed Five Hundred Dollars ($500).

7.2.9 Secure and maintain at its expense, comprehensive public liability insurance, covering all of the actions which are subject to Franchisee's indemnification obligation set forth in Section 22.4 of this Agreement. Coverage will be in the minimum amount of $500,000 bodily injury liability and $100,000 property damage liability. WHY USA shall be designated as an additional named insured. In addition, Franchisee shall furnish WHY USA with all Certificates of Insurance evidencing the proper types and minimum amounts of required coverage. All Certificates shall expressly provide that no less than 30 days' prior written notice shall be given to WHY USA in the event of material alteration to or cancellation or nonrenewal of the coverages evidenced by such Certificates. Certificates shall name WHY USA as an additional insured, and shall expressly provide that any interest of WHY USA shall not be affected by any breach by Franchisee of any policy provisions for which such Certificates evidence coverage.

7.2.10 WHY USA shall have the right to appoint approved suppliers and/or establish minimum specifications for suppliers, materials and services used by WHY USA offices. Franchisee's purchases shall be in accordance with any approved suppliers or minimum specifications.

8.  TRADE SECRETS AND CONFIDENTIALITY

8.1 Proprietary Nature of System. Franchisee acknowledges that WHY USA has expended considerable time and monies in the development and refinement of a unique, proprietary and confidential System.

8.2 Confidentiality. Franchisee acknowledges that all information delivered to Franchisee by WHY USA, except information specifically designed to be promoted to the public, constitutes proprietary and confidential information and Franchisee agrees not to disclose such information except as authorized by WHY USA.

8.3 Property of WHY USA. Franchisee acknowledges that the Trademarks, System, and other information or property provided to Franchisee by WHY USA are the exclusive property of WHY USA and that Franchisee acquires no interest therein, except for Franchisee's right to use same in the manner prescribed by WHY USA. Franchisee agrees to use the marks, copyrighted materials and WHY USA System, only as set forth in the Franchise Agreement and the Manual as it may be updated and modified from time to time. Franchisee further agrees that it will not contest WHY USA's ownership, title, right or interest in and to the Trademarks, nor WHY USA's right to register, use or license others to use the Trademarks, nor do anything which would jeopardize or diminish WHY USA's right to or the value of the Trademarks.

9.  REPRESENTATIONS BY FRANCHISEE

Franchisee represents to WHY USA that the following statements are accurate:

9.1 Disclosure. Franchisee received a copy of the WHY USA Franchise Offering Circular and all attachments thereto, including the Franchise Agreement, at the earlier of: (1) the first personal meeting between Franchisee and any representative of WHY USA; (2) ten business days before the signing of any Franchise or related agreement, including the Franchise Agreement; and (3) ten business days before payment of any consideration in connection with the sale of the Franchise. Franchisee received a copy of this Franchise Agreement, containing all material terms and any amendments thereto, at least five business days prior to signing the same.

9.2 Earnings. Franchisee acknowledges that neither WHY USA nor anyone of its employees or agents has made any representations or statements regarding the past, current or projected revenue, profits or expected earnings of franchisee's WHY USA business or any other WHY USA-owned or franchised business. Franchisee acknowledges that the success of the franchise is dependent upon the personal efforts of franchisee and market forces, and that WHY USA has no control over these factors.

10.  TERMINATION OF AGREEMENT

This Franchise Agreement and the Franchise, in addition to being terminated by expiration of the term, may be terminated only as follows:

10.1  Mutual Consent.  Upon the mutual written consent of the Parties.

10.2 Termination After Fifteen (15) Days Notice. WHY USA may suspend ongoing services and/or terminate the Franchise Agreement fifteen (15) days after sending by certified mail to Franchisee written notice specifying Franchisee's default of any material provision(s) of this Franchise Agreement, if one or more of those defaults remain uncured at the end of the fifteen day period. Among the acts constituting a default of a material provision is the failure to make any payment due under this Agreement or any ancillary agreement (such as, for example, a Promissory Note) at the time such payment is due.

10.3 Immediate Termination. WHY USA may terminate the Franchise Agreement and the Franchise without advance notice, without refund of any Fees and without being deemed to have elected its remedies for any of the following reasons:

(a)  Franchisee is adjudicated a bankrupt or becomes insolvent;

(b) Franchisee is convicted of or pleads guilty or nolo contendre to any felony or criminal misconduct relevant to the operation of a real estate business.

(c) Franchisee makes any material misrepresentation or omission in this Franchise Agreement or on its application for the Franchise.

(d) Franchisee breaches any provision of the Covenant Not to Compete, Section 11, or the Confidentiality provision, Section 8.2.

(e) Franchisee fails on three or more occasions during any twelve month period to timely submit reports or payments as required herein.


(f)  Franchisee abandons or closes the business.

10.4 Procedures After Expiration or Termination. Upon expiration or termination of this Franchise Agreement, the Franchise granted herein will automatically terminate and revert back to WHY USA and Franchisee will cease to be a Franchisee of WHY USA. All money owed by Franchisee to WHY USA or its designees, including Fees and the balance of promissory notes, if any, shall become immediately due and payable and Franchisee will at its own cost and expense:

(a) Discontinue use of the System, the Trademarks and similar names or marks indicating that Franchisee is or was a Franchisee.

(b) Return to WHY USA all training and education materials, customer lists, manuals, forms, brochures or any other information on hand which contain WHY USA's Trademarks or which are part of the System and immediately delete and disconnect any Web-sites whose creation and presence may have been permitted under Section 7.2.4.

(a)  Promptly pay all sums owing from Franchisee to WHY USA or its designees.

(b) Maintain books and records required by WHY USA pursuant to this Agreement for a period of one (1) year and allow WHY USA to inspect and audit such books and records upon reasonable notice during such period for the purposes of verifying amounts payable to WHY USA by Franchisee.

(c) Abide by all provisions of the Covenant Not to Compete, Trade Secrets and confidentiality Sections of this Agreement and by all other terms which survive the termination or expiration hereof.

(d) Immediately take such actions as may be required to cancel all assumed names or equivalent registrations relating to the use of any name or Trademark of WHY USA.

(e)  Comply with all obligations to clients under existing listing agreements.

10.5 Limited Power of Attorney. Franchisee irrevocably appoints WHY USA as its attorney-in-fact, to take all actions necessary to cause Franchisee to cease using WHY USA trademarks. Franchisee agrees that the terms and conditions of Sections 10.4 and 10.5 will survive any termination or expiration of this Agreement.

10.6 Injunctive Relief. Franchisee acknowledges that if Franchisee breaches this Agreement or continues to utilize the System or Trademarks at such times when Franchisee is not legally entitled to use them or breaches the provisions of the Covenant Not to Compete as set forth in Section 11, WHY USA may have no adequate remedy at law. Therefore, Franchisee expressly agrees that WHY USA may, in addition to other available remedies, obtain an injunction or temporary restraining order to prevent the continuation of any existing default of this Franchise Agreement.

11.  COVENANT NOT TO COMPETE

Franchisee shall not directly or indirectly have any legal or financial interest in or association with, or provide any assistance to, any other residential real estate brokerage business during the term of this Agreement, without the prior written consent of WHY USA, Inc. For two years following the date of the expiration or termination of this Agreement, Franchisee shall not directly or indirectly have any legal or financial interest in or association with, or provide any assistance to, any business which copies or imitates the names, method or discount plan of WHY USA, its fee structure or the System.

12.  SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF FRANCHISE

Upon payment of the Transfer Fee of $2,500 and any other financial obligations to WHY USA, Franchisee may sell the Franchise to a qualified Franchisee after receiving WHY USA's prior written approval, which approval shall not be unreasonably withheld; provided that: the transferee signs WHY USA's current form of Franchise Agreement and assumes all obligations of Franchisee; Franchisee is not in default and is current in all monies due WHY USA; and the transferee meets WHY USA's criteria for new Franchisees. Upon the sale, assignment or transfer of the Franchise Agreement, Franchisee will cease to be a Franchisee of WHY USA. In lieu of approving a transfer, WHY USA shall have the right to acquire the interest being transferred by Franchisee, under reasonably similar terms and in accordance with procedures set forth in the Manual.

13.  SALE, ASSIGNMENT OR TRANSFER OF THIS AGREEMENT BY WHY USA

WHY USA shall have the right to transfer or assign all or any part of its rights or obligations under this Agreement to any person or legal entity.
With respect to any assignment which results in the subsequent performance by the assignee of all of WHY USA's obligations under this Agreement, the assignee shall expressly assume and agree to perform such obligations, and shall become solely responsible for all obligations of WHY USA under this Agreement from the date of assignment. In addition, and without limitation to the foregoing, Franchisee expressly affirms and agrees that WHY USA may sell its assets, its Trademarks, or its System; may sell its securities in a public offering or in a private placement; may merge, acquire other corporations, or be acquired by another corporation; and may undertake a refinancing, recapitalization, leveraged buy-out, or other economic or financial restructuring.

14.  COVENANTS FROM INDIVIDUALS

Franchisee shall obtain and furnish to WHY USA executed covenants from all officers and directors; and any employee or other individual associated with Franchisee who may have access to any confidential information regarding the WHY USA business, that such individuals shall comply with and be personally bound by the covenants applicable to Franchisee concerning confidentiality and non-competition, as set forth in Sections 8.2 and 11. Every covenant required by this Section 14 shall be on a form provided by WHY USA, which form shall, among other things, designate WHY USA as a third party beneficiary of such covenants with the independent right to enforce them.

15.  INTEGRATION/MODIFICATION

This Franchise Agreement shall constitute the entire agreement between the Parties, supersede any prior understandings and may not be modified or amended other than by mutual written agreement of the Parties. In the event of a conflict between provisions in the Franchise Agreement and the Offering Circular, the terms of the Franchise Agreement shall prevail.

16.  WAIVER

No delay, waiver, omission, or forbearance on the part of WHY USA to exercise any right, option, duty, or power arising out of any breach or default by Franchisee, or by any other franchisee, of any of the terms, provisions, or covenants thereof, and no custom or practice by the parties at variance with the terms hereof, shall constitute a waiver by WHY USA to enforce any such right, option, or power as against Franchisee, or as to a subsequent breach or default by Franchisee. Subsequent acceptance by WHY USA of any payments due to it hereunder shall not be deemed to be a waiver by WHY USA of any preceding or succeeding breach by Franchisee of any terms, covenants, or conditions of this Agreement.

17.  DISPUTE RESOLUTION

17.1 Choice of Law. This Agreement shall be construed according to the laws of the State of Wisconsin without giving effect to the choice of law provisions thereof.

17.2 Arbitration. Any dispute or claim between the Parties and/or their employees and agents, relating in any way to this Agreement or the franchise relationship, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association ("AAA"). If such rules are in any way contrary to or in conflict with this Agreement, the terms of this Agreement shall control and the law of the State of Wisconsin shall govern the construction and interpretation of this Agreement in arbitration. Any award, decision or judgment from such arbitration shall be binding upon the Parties. Any arbitration shall take place in Dunn County, Wisconsin and shall be subject to the jurisdiction of the Superior Court of Dunn County, Wisconsin or the Federal District Court for Wisconsin. Each party in the arbitration shall be obligated to pay for its respective costs and attorneys' fees, regardless of outcome. Any arbitration proceeding shall be limited to controversies between WHY USA and Franchisee and shall not be expanded to include any other franchisee as a party, or include the adjudication of class action claims.

17.3 Limitations on Action. Any and all disputes or claims arising out of or relating to this Agreement, the relationship of Franchisee and WHY USA, or Franchisee's operation of the WHY USA office, brought by any Party against the other, shall be commenced within two years from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred. WHY USA and Franchisee hereby waive to the fullest extent permitted by law any right to or claim of any punitive or exemplary damages against the other and agree that in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by it.

18.  SEVERABILITY

In the event all or part of any provision of this Franchise Agreement is declared invalid or unenforceable, said provision or part thereof will be deemed modified to the extent necessary to make it valid and enforceable, or if it cannot be so modified, then severed. The remainder of the Agreement will continue in full force and effect, provided, however, that if any part of this Agreement relating to payments to WHY USA is declared unenforceable or invalid, then WHY USA may terminate this Agreement upon written notice to Franchisee.

19.  NOTICES

Any and all notices furnished pursuant to this Agreement shall be in writing and shall be personally delivered, sent by telecopier, or dispatched by overnight delivery envelope to the respective parties at the following addresses, unless and until a different address has been designated by written notice to the other party:

     Notices to WHY USA:      WHY USA North America, Inc.
                              2110 US Highway 12
                              Menomonie, Wisconsin 54751


     Notices to Franchisee: __________________________________
                            __________________________________
                            __________________________________


Notices shall be deemed to have been received as follows: by personal delivery or telecopier -- at time of delivery; by overnight delivery service -- on the first business day following the date on which the Notice was given to the overnight delivery service. Notices furnished by telecopier shall be confirmed by overnight delivery service.

20.  BINDING ON SUCCESSORS

This Agreement is binding upon and will inure to the benefit of the Parties, their heirs, successors and assigns.

21.  INFORMATION

Franchisee agrees that information provided by and data, suggestions, forms, sales tools, etc., developed by Franchisee may be used, reprinted and published by WHY USA without compensation to Franchisee.

22.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION

22.1 It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that Franchisee shall be an independent contractor; and, that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

22.2 At all times during the term of this Agreement and any extensions hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from WHY USA. Franchisee agrees to take such action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place at the Office Location, the content of which WHY USA reserves the right to specify.

22.3 It is understood and agreed that nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on WHY USA's behalf, or to incur any debt or other obligation in WHY USA's name; and that WHY USA shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor shall WHY USA be liable by reason of any act or omission of Franchisee in its conduct of WHY USA's real estate franchise or for any claim or judgment arising therefrom against Franchisee or WHY USA.

22.4 Franchisee shall indemnify and hold WHY USA, WHY USA's owners and affiliates, and their respective officers, directors, employees, and agents harmless against any and all claims arising directly or indirectly from, as a result of, or in connection with Franchisee's operation of its WHY USA real estate franchise, as well as the costs, including attorneys' fees, of defending against them.

23.  ELECTIVE PROVISIONS

23.1  Franchisee's Legal Name:

Franchisee is an individual (__), a partnership (___, or corporation (___).

Mailing Address: _____________________________________________________
                 _____________________________________________________

Home Address :   _____________________________________________________
                 _____________________________________________________

Home Phone Number: ___________________________________________________

SHAREHOLDERS/PARTNERS
                                          NUMBER OF         PERCENT
NAME         ADDRESS                      SHARES            INTEREST
-----        ---------                    ----------        -----------



23.2  Initial Franchise Fee.

The Initial Franchise Fee shall be $_______________________.

23.3  Other Provisions.

_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________
_________________________________________________________________________


23.4  Protected Area.

Franchisee's Protected Area shall be the following geographic territory:

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

The sole protection granted by the Protected Area is WHY USA's agreement not to establish or franchise anyone else to establish a WHY USA office within the Protected Area for the purpose of conducting the business contemplated by the Franchise Agreement.

24.  APPROVAL AND GUARANTEE OF SHAREHOLDERS OR PARTNERS

If Franchisee is a corporation or partnership, all shareholders/partners of the Franchisee hereby guarantee the performance of franchisee under this agreement.

_________________________________
Guarantor Signature (Personally)               Interest in Franchisee:


_________________________________
Guarantor (Spouse Personally)


_________________________________
Guarantor Signature (Personally)               Interest in Franchisee:


_________________________________
Guarantor (Spouse Personally)


IN WITNESS WHEREOF, the Parties have executed this Real Estate Franchise Agreement.


WHY USA NORTH AMERICA, INC.         FRANCHISEE


By:_____________________________    By:__________________________


Its:____________________________    Its:_________________________


Date:____________________________   Date:   ________________________